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                                                                     EXHIBIT 5.1


                           OPINION OF LATHAM & WATKINS

                                 March 28, 2002


Pemco Aviation Group, Inc.
1943 North 50/th/ Street
Birmingham, Alabama 35212

                        Re:      Form S-8 Registration Statement;
                                 500,000 Shares of Common Stock
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Ladies and Gentlemen:

          In connection with the registration by Pemco Aviation Group, Inc., a Delaware corporation (the "Company"), of 500,000 shares of common stock of the
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Company, par value $.0001 per share (the "Shares"), to be issued pursuant to the
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Pemco Aviation Group, Inc. Nonqualified Stock Option Plan (the "Plan"), under
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the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002 (as amended from time to time, the "Registration Statement"), you have requested our opinion
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with respect to the matters set forth below.

          In our capacity as the Company's counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing, it is our opinion that as of the date of this opinion, the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ LATHAM & WATKINS